CommunityOne Bancorp March 5, 2014 Investor Presentation

Forward Looking Statements & Other Information Forward Looking Statements This presentation contains certain forward-looking statements within the safe harbor rules of the federal securities laws. These statements generally relate to COB’s financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. Forward looking statements are subject to risks and uncertainties, including but not limited to, those risks described in COB’s Annual Report on Form 10-K for the year ended December 31, 2012 under the section entitled “Item 1A, Risk Factors,” and in the Quarterly Reports of Form 10-Q and other reports that are filed by COB with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous assumptions, risks and uncertainties, and which change over time. These forward-looking statements speak only as of the date of this presentation. Actual results may differ materially from those expressed in or implied by any forward looking statements contained in this presentation. We assume no duty to revise or update any forward-looking statements, except as required by applicable law. Non-GAAP Financial Measures In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), COB management uses and this presentation contains or references, certain non-GAAP financial measures, such as core earnings and core noninterest expense to average assets and tangible book value. COB believes these non- GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry; however, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in COB’s Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in COB’s Quarterly Reports on Form 10-Q. A reconciliation of non- GAAP measures to the most directly comparable GAAP measure is included within tables in the presentation or with the appendix to this presentation. 2

3 – Contributed $310 million in new capital – Merged CommunityOne Bancorp and Bank of Granite Corp – Installed new experienced management team and Board – Preserved DTA  Recapitalization and merger in 2011 – Returned to profitability in 2nd half of 2013 - $6.3 million in net income – Achieved targeted synergies with Bank merger – Resolved all legacy enforcement actions – Exceeded asset quality goals with minimal credit cost  Achieved or exceeded turnaround goals for 2013 – Strategic Initiatives help drive loans to deposits ratio from 69% to mid 70% range – 3% deposit growth aided by investments in Treasury Management and online/mobile banking infrastructure – 4% core expense savings invested in Strategic Initiatives – Continued improvements in asset quality – Pursue growth through acquisitions  Key objectives for 2014 – CommunityOne Bank founded in 1907 as First National Bank of Asheboro – Bank of Granite founded in 1906 – High quality, low cost deposit franchises  Long history of performance CommunityOne at a Glance 3

Attractive Franchise  Attractive community banking franchise in North Carolina  High quality, low cost core deposit base  Experienced origination teams in key lending markets – Metro Charlotte – Piedmont Triad – Legacy markets of Hickory and Asheboro – Commercial Real Estate  Full range of capabilities – Commercial banking, small business banking, treasury services, consumer banking, auto finance, mortgage banking, wealth management, and trust 4

Experienced Leadership and Board

Executive Officers	Experience
Brian Simpson *Chief Executive Officer*	20 years of banking experience as senior executive and Operating Committee member at First Union, including Head of Structured Products, Real Estate Capital Markets and Leasing and Head of Balance Sheet Management.
Bob Reid *President*	33 years of banking experience as senior executive at First Union/Wachovia/Wells Fargo including President of TN, PA/DE and NY/NJ/CT regions, President of Retirement & Investment Products and Head of Real Estate.
Dave Nielsen *Chief Financial Officer*	25 years of banking and financial services experience at KPMG, First Union/Wachovia/Wells Fargo including Wholesale Integration Manager for the Wells Fargo/Wachovia Merger, and COO of Corporate and Investment
Beth DeSimone *General Counsel and Chief Risk Officer*	25 years at Arnold & Porter in the Corporate and Financial Institution area. DeSimone's practice concentrated on regulatory matters, mergers and acquisitions and consumer banking issues.
Neil Machovec *Chief Credit Officer*	34 years of banking experience, including Small Business Risk Management Executive and Commercial Card Risk Executive at Bank of America and Director of Credit Policy and Risk Management at HSBC Mortgage. Services.

Non-Management Directors	Experience
Austin Adams *Chairman*	Retired Chief Information Officer and Executive Committee member at JPMorgan Chase, Banc One and First Union. Board member at Dun & Bradstreet, Spectra Energy and Commscope.
John Bresnan *Director*	Retired banking and financial services executive, including CRO for Corporate and Investment Banking at First Union/Wachovia and Managing Director of Credit at Lehman Brothers.
Scott Kauffman *Director*	18 years of banking and financial services experience, including Principal in the Business and Financial Services Group at Oak Hill Capital and Co-COO for the America's Financial Institutions Group at Goldman Sachs.
Jerry Licari *Audit Committee Chair*	Retired Engagement Partner and SEC Reviewing Partner for insurance and bank clients and Partner in Charge of the US Banking Practice and the Financial Risk Management Practice.
Chan Martin *Risk Management Committee Chair*	Retired banking and financial services executive at Bank of America including Treasurer, Enterprise Market and Operational Risk Executive and Global and Corporate Banking Risk Executive. Board member at CNL Healthcare.
Gray McCaskill *Director*	CEO of Senn Dunn Insurance, the largest privately-owned insurance agency in NC, specializing in business insurance, employee benefits and personal insurance.
Ray McKenney *Compensation and Nominating Committee Chair*	President of MBM Auto Management, a multi-franchise automobile and powersports management company which he founded in 1981.
Boyd Wilson *Director*	EVP of Broyhill Investments, a family office, and CFO of BMC Fund, a registered investment company.

5

1 CommunityOne

Profitability Restored

- Two consecutive profitable quarters
  - $6.3 million in 2nd half of 2013
- Core earnings were $3.8 million in 4Q and $10.4 million for full year 2013
- Core noninterest expense to average assets trending down to 3.34% in 4Q, and 3.50% for 2013
- Positive credit
  - Net annualized charge offs of 0.14% in 4Q 13 and 0.26% for the year
  - No net OREO costs in 2nd half of 2013
- 4Q earnings impacted by $2.7 million impairment from cash flow reforecast for Granite purchased impaired loan portfolio

2013 Performance Metrics

Dollars in thousands except per share data	1Q 2013	2Q 2013	3Q 2013	4Q 2013	2013
Net income/(loss) before taxes from continuing operations	$ (2,743)	$ (2,947)	$ 4,292	$ 1,240	$ (158)
Net income/(loss) from continuing operations, net of taxes	(4,596)	(3,183)	4,006	2,290	(1,483)
Net income/(loss) to common shareholders	(4,596)	(3,183)	4,006	2,290	(1,483)
Net income/(loss) from continuing operations to common shareholders per share	(0.21)	(0.15)	0.18	0.11	(0.07)
Net income/(loss) to common shareholders per share	(0.21)	(0.15)	0.18	0.11	(0.07)
Return on average assets	(0.88%)	(0.62%)	0.79%	0.45%	(0.07%)
Return on average equity	(19.3%)	(14.5%)	21.0%	11.05%	(1.73%)
Net interest margin	3.20%	3.27%	3.76%	3.52%	3.44%
Core noninterest expense to average assets [1]	3.66%	3.59%	3.42%	3.34%	3.50%

[1] *Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.*

2013 Results

Results of Operations

Dollars in thousands	1Q 2013	2Q 2013	3Q 2013	4Q 2013	2013
Net interest income	$ 15,173	$ 15,414	$ 17,382	$ 16,464	$ 64,433
Provision for loan losses	(110)	1,057	350	(1,820)	(523)
Noninterest income	6,533	5,247	4,487	4,147	20,414
Noninterest expense	(24,339)	(24,665)	(17,927)	(17,551)	(84,482)
Net income before tax	(2,743)	(2,947)	4,292	1,240	(158)
Income tax benefit (expense)	(1,853)	(236)	(286)	1,050	(1,325)
Net income (loss) to common shareholders	**(4,596)**	**(3,183)**	**4,006**	**2,290**	**(1,483)**
Core Earnings [1]	**$ 40**	**$ 1,821**	**$ 4,698**	**$ 3,807**	**$ 10,366**

[1] *Non-GAAP measure. See Appendix for reconciliation to GAAP presentation.*

6

1 CommunityOne

0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Yield on Loans Yield on Investment Securities 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 Cost of Interest Bearing Deposits Net Interest Margin Improving Net Interest Margin  Improving NIM trend – 3.52% in 4Q 2013 and 3.44% in 2013 – Reduced non-performing assets and lower deposit costs  Loan accretion on Granite purchased impaired loans was $1.3 million in 4Q 2013, and $5.7 for the year  Earning asset yield at 4.00% for 2013, up from 3.75% in 2012 – Loan yield flat in 2013 – Securities yield improved to 2.58% in 4Q 2013 from 1.98% in 4Q 2012  Average earning assets rose $20.0 million in 4Q  4Q cost of interest bearing deposits declined 1 bp to 50 bps 7 Loan and Securities Yield Trends Margin and Cost of Deposits Trends 2013 Results Average Balances, Yields and Net Interest Margin Dollars in thousands 1Q 2013 2Q 2013 3Q 2013 4Q 2013 2013 Average loans (includes loans held for sale) 1,147,347$ 1,114,841$ 1,188,357$ 1,199,309$ 1,162,677$ Average yield 5.24% 5.21% 5.35% 4.97% 5.19% Average loans and securities 1,712,572 1,692,304 1,784,130 1,785,541 1,743,948 Average earning assets 1,931,330 1,895,137 1,839,359 1,859,379 1,880,892 Average yield 3.80% 3.85% 4.29% 4.05% 4.00% Average interest bearing liabilities 1,734,391 1,675,133 1,606,302 1,611,915 1,656,906 Average rate 0.68% 0.65% 0.61% 0.61% 0.64% Average cost of interest bearing deposits 0.57% 0.54% 0.51% 0.50% 0.53% Net interest margin 3.20% 3.27% 3.76% 3.52% 3.44% Net interest rate spread 3.13% 3.20% 3.68% 3.44% 3.36%

$79 $71 $59 $51 $35 $63 $47 $36 $33 $28 $0 $20 $40 $60 $80 $100 $120 $140 $160 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 M ill io n s o f D o lla rs Nonperforming loans OREO and foreclosed assets $72 $63 $47 $44 $46 $153 $137 $121 $115 $96 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 M ill io ns o f D ol la rs Special Mention Loans Classified Loans Continued Asset Quality Improvements  Non-performing assets fell by $20.8 million (25%) during the quarter, and by $79.0 million (55%) since year end 2012 – Reduced to 3.2% of total assets from 6.6% at the end of 2012  Continued loan quality improvement in 4Q – Classified loans decreased by $19.0 million (17%) – Nonperforming loans fell by $16.0 million (31%) in 4Q  The ALL was reduced to $26.8 million, reflecting the improved asset quality – Net charge offs were 0.26% of loans in 2013 – ALL is 2.21% of loans held for investment 8 37% decline 55% decline Loan Risk Grade Trends Non-performing Asset Trends Asset Quality Trends Dollars in thousands 1Q 2013 2Q 2013 3Q 2013 4Q 2013 2013 Allowance for loan losses (ALL) 29,641$ 25,085$ 25,387$ 26,785$ 26,785$ Nonperforming loans / Total loans 6.3% 5.0% 4.3% 2.9% 2.9% Nonperformi g assets / Total assets 5.6% 4.7% 4.1% 3.2% 3.2% Annualized net charge-offs / Average loans (0.08%) 1.26% (0.22%) 0.14% 0.26% Allowance for loan loss / Total loans 2.66% 2.11% 2.12% 2.21% 2.21%

Valuable Deferred Tax Asset  Consolidated net deferred tax asset of $158.3 million at the end of 4Q 2013 – $10.2 million currently reflected on balance sheet and in equity – $148.0 million remaining DTA valuation allowance 9 Deferred Tax Asset Rollforward Dollars in Millions Net DTA DTA Valuation Allowance Unreserved Net DTA Beginning Balance , December 31, 2012 183.2$ (182.4)$ 0.8$ OCI, tax strategies and other adjustments 8.6 0.8 9.4 (28.3) 28.3 - (5.3) 5.3 - Ending Balance, December 31, 2013 158.3$ (148.0)$ 10.2$ Tangible Book Value Dollars and Shares in Millions, except per share data 4Q 2013 Book value of equity 80.36$ Less: Intangible assets 11.1 Tangible book value 1 69.24$ Shares 21.86 Tangible book value per share 1 3.17$ 1 Non-GAAP measure. Reconciliation to comparable GAAP measure included in this table. Impact of Bank of Granite Corp. Section 382 change in control limitations on NOLs and built in losses Impact of State of North Carolina corporate income tax rate reduction

10 – Enhanced organic growth in 2014, aided by Strategic Initiatives – Reduced headwinds from resolution activity and mortgage prepayments – Increasingly active in industry M&A dialogue  Poised for growth in 2014 and beyond – Company returned to health and profitability in 2013 – $6.3 million net income in 2nd half of 2013 – Resolved all legacy enforcement actions – Achieved anticipated merger synergies with bank merger – NPAs reduced by 55%, from 6.6% to 3.2% of assets – Net chargeoffs of 26 basis points in 2013 compared to ALL of 2.21%  Achieved or completed turnaround goals for 2013 Closing Comments 10

Questions 11

Appendix 12

Non-GAAP Measures  Reconciliation of non- GAAP measures to the most directly comparable GAAP measure 13 Reconciliation of Non-GAAP Measures Dollars in thousands 1Q 2013 2Q 2013 3Q 2013 4Q 2013 2013 Net income/(loss) to common shareholders (4,596)$ (3,183)$ 4,006$ 2,290$ (1,483)$ Less taxes, credit costs and nonrecurring items: TaxesIncome tax benefit (expense) (1,853) (236) (286) 1,050 (1,325) Other real estate owned expenseGain on sales of securiti s 2,377 345 50 - 2,772 Provision expenseOther real estate owned expense (883) (3,332) 98 (21) (4,138) Merger related expenseProvision for loan losses (110) 1,057 350 (1,820) (523) Mortgage and litigation accruals - 370 117 - 487 Loan collection expense (1,519) (1,146) (1,120) (548) (4,333) Branch closure and restructuring expenses (587) (15) 105 (178) (675) Rebranding expense (552) (58) (6) - (616) Merger-related expense (1,509) (1,989) - - (3,498) Core Earnings (Non-GAAP) 40$ 1,821$ 4,698$ 3,807$ 10,366$

14 Investor Contacts Brian Simpson Chief Executive Officer Bob Reid President Dave Nielsen Chief Financial Officer 1017 East Morehead Street Suite 200 Charlotte, NC 28204 800-873-1172 www.community1.com